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                                                                     EXHIBIT 15

                    [PRICEWATERHOUSECOOPERS LLP LETTERHEAD]


August 26, 1999


Ford Motor Company
The American Road
Dearborn, MI  48121

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549



Ford Motor Company and Securities and Exchange Commissioners:


     We are aware that our reports dated April 14, 1999 and July 13, 1999 on our reviews of interim financial information of Ford Motor Company (the "Company") as of and for the periods ended March 31, 1999 and June 30, 1999, respectively and included in the Company's Quarterly Reports on Form 10-Q for the quarters then ended are incorporated by reference in its Registration Statement dated August 26, 1999.


Yours very truly,


/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP